FOR IMMEDIATE RELEASE
DATE: July 21, 2022
HERITAGE FINANCIAL ANNOUNCES SECOND QUARTER 2022 RESULTS AND DECLARES REGULAR CASH DIVIDEND
•Net income was $18.6 million, or $0.52 per diluted share, for the second quarter of 2022 compared to $19.8 million, or $0.56 per diluted share, for the first quarter of 2022 and $32.7 million, or $0.90 per diluted share, for the second quarter of 2021.
•Loans receivable grew $52.9 million, or 1.4% (5.6% annualized), in the second quarter of 2022; excluding SBA PPP loan repayments of $53.6 million, loans receivable grew $106.5 million, or 2.8% (11.2% annualized).
•Expanded our existing presence in the Portland-Vancouver MSA and gained an important entry into the Eugene, Oregon market through the hiring of four experienced banking teams, including commercial relationship managers, deposit relationship managers, support staff and leadership.
•Net interest margin increased to 3.04% for the second quarter of 2022 from 2.84% for the first quarter of 2022.
•The ratio of nonperforming assets to total assets decreased to 0.14% at June 30, 2022 compared to 0.22% at March 31, 2022 and 0.32% at December 31, 2021.
•Noninterest expense to average total assets, annualized, was 1.94% for the second quarter of 2022 compared to 1.95% for the first quarter of 2022 and 2.06% for the second quarter of 2021.
•Declared a regular cash dividend of $0.21 per common share on July 20, 2022.

Olympia, WA - Heritage Financial Corporation (NASDAQ GS: HFWA) (the “Company” or “Heritage”), the parent company of Heritage Bank (the "Bank"), today reported net income of $18.6 million for the second quarter of 2022 compared to $19.8 million for the first quarter of 2022 and $32.7 million for the second quarter of 2021. Diluted earnings per share for the second quarter of 2022 were $0.52 compared to $0.56 for the first quarter of 2022 and $0.90 for the second quarter of 2021.
Jeffrey J. Deuel, President and Chief Executive Officer of Heritage, commented, “We are pleased with the positive progress we are seeing in loan growth as well as the continuing improvement in the underlying credit quality of our loan portfolio. We are beginning to see the benefits of our asset sensitivity and core deposit base in the current rate environment, which is noticeable in our increased net interest margin this quarter.
We are also excited about the new teams we hired to expand our production capabilities in the Portland-Vancouver MSA and Eugene, Oregon. These are attractive markets for us to grow loans and deposits, and the teams of bankers are a natural fit with the Heritage culture.
During the second quarter, we closed on the financing of Northwest Housing Alternatives' (a leading Oregon-wide affordable housing provider headquartered in the Portland Metro area) 42-unit Trillium House Project in Warrenton, Oregon, a coastal community which is underserved in affordable housing. The construction loan was $11.6 million and the structure included our first Agricultural Worker Housing Tax Credit investment in addition to a Low Income Housing Tax Credit investment. We are pleased with the success of our efforts to positively impact housing in the markets we serve.”

Financial Highlights
The following table provides financial highlights at the dates and for the periods indicated:

	As of or for the Quarter Ended
	June 30, 2022	March 31, 2022	June 30, 2021
	(Dollars in thousands, except per share amounts)
Net income	$18,584	$19,757	$32,702
Pre-tax, pre-provision income (1)	$21,357	$19,762	$26,166
Diluted earnings per share	$0.52	$0.56	$0.90
Return on average assets (2)	1.01%	1.08%	1.85%

	As of or for the Quarter Ended
	June 30, 2022	March 31, 2022	June 30, 2021
	(Dollars in thousands, except per share amounts)
Pre-tax, pre-provision return on average assets (1) (2)	1.16%	1.08%	1.48%
Return on average common equity (2)	9.19%	9.47%	15.69%
Return on average tangible common equity (1) (2)	13.68%	13.83%	22.94%
Net interest margin (2)	3.04%	2.84%	3.44%
Cost of total deposits (2)	0.09%	0.09%	0.10%
Efficiency ratio	62.57%	64.38%	58.18%
Noninterest expense to average total assets (2)	1.94%	1.95%	2.06%
Total assets	$7,316,467	$7,483,814	$7,105,672
Loans receivable, net	$3,834,368	$3,780,845	$4,155,968
Total deposits	$6,330,190	$6,491,500	$6,074,385
Loan to deposit ratio (3)	61.2%	58.9%	69.3%
Book value per share	$22.94	$23.40	$23.77
Tangible book value per share (1)	$15.83	$16.27	$16.76
Tangible book value per share, excluding AOCI (1) (4)	$17.59	$17.25	$16.32
    (1) See Non-GAAP Financial Measures section herein.
    (2) Annualized.
    (3) Loans receivable divided by total deposits.
    (4) Accumulated other comprehensive income or loss ("AOCI").

Balance Sheet
Cash and cash equivalents decreased $582.7 million, or 37.0%, to $994.1 million at June 30, 2022 from $1.58 billion at March 31, 2022 due primarily to the increase in investment securities and secondarily due to a decrease in deposits.
The following table provides information regarding our investment securities at the dates indicated:

	June 30, 2022		March 31, 2022
	Balance	% of Total	Balance	% of Total	Change	% Change
	(Dollars in thousands)
Investment securities available for sale, at fair value:
U.S. government and agency securities	$65,668	3.6%	$39,555	2.7%	$26,113	66.0%
Municipal securities	200,010	11.1	210,239	14.4	(10,229)	(4.9)
Residential CMO and MBS	398,156	22.1	358,409	24.5	39,747	11.1
Commercial CMO and MBS	493,620	27.4	404,505	27.7	89,115	22.0
Corporate obligations	5,978	0.3	2,009	0.1	3,969	197.6
Other asset-backed securities	24,156	1.3	25,207	1.7	(1,051)	(4.2)
Total	$1,187,588	65.8%	$1,039,924	71.1%	$147,664	14.2%

Investment securities held to maturity, at amortized cost:
U.S. government and agency securities	$150,960	8.4%	$150,973	10.3%	$(13)	—%
Residential CMO and MBS	159,007	8.8	54,486	3.7	104,521	191.8
Commercial CMO and MBS	305,686	17.0	216,754	14.9	88,932	41.0
Total	$615,653	34.2%	$422,213	28.9%	$193,440	45.8%

Total investment securities	$1,803,241	100.0%	$1,462,137	100.0%	$341,104	23.3%
Total investment securities increased $341.1 million, or 23.3%, to $1.80 billion at June 30, 2022 from $1.46 billion at March 31, 2022 due primarily to purchases to deploy excess liquidity into higher yielding assets.

The following table summarizes the Company's loans receivable, net at the dates indicated:

	June 30, 2022		March 31, 2022		Change
	Balance	% of Total	Balance	% of Total	Amount	%
	(Dollars in thousands)
Commercial business:
Commercial and industrial	$698,828	18.0%	$651,523	17.1%	$47,305	7.3%
SBA PPP	11,334	0.3	64,962	1.7	(53,628)	(82.6)
Owner-occupied commercial real estate ("CRE")	950,699	24.6	935,705	24.5	14,994	1.6
Non-owner occupied CRE	1,515,796	39.1	1,505,483	39.4	10,313	0.7
Total commercial business	3,176,657	82.0	3,157,673	82.7	18,984	0.6
Residential real estate	265,382	6.9	223,442	5.8	41,940	18.8
Real estate construction and land development:
Residential	90,546	2.3	83,529	2.2	7,017	8.4
Commercial and multifamily	128,060	3.3	138,583	3.6	(10,523)	(7.6)
Total real estate construction and land development	218,606	5.6	222,112	5.8	(3,506)	(1.6)
Consumer	213,419	5.5	217,951	5.7	(4,532)	(2.1)
Loans receivable	3,874,064	100.0%	3,821,178	100.0%	52,886	1.4
Allowance for credit losses on loans	(39,696)		(40,333)		637	(1.6)
Loans receivable, net	$3,834,368		$3,780,845		$53,523	1.4%
Loans receivable grew $52.9 million, or 1.4% (5.6% annualized), in the second quarter of 2022. New loans funded during the second and first quarter of 2022 were $242.4 million and $226.0 million, respectively, including purchased residential real estate loans of $27.3 million and $42.2 million, respectively. Loan repayments were $136.5 million during the second quarter of 2022 compared to $140.0 million in the first quarter of 2022, exclusive of SBA PPP loan repayments, net deferred fees, and net acquired discounts.
Total deposits decreased $161.3 million, or 2.5%, from March 31, 2022. The following table summarizes the Company's total deposits at the dates indicated:

	June 30, 2022		March 31, 2022		Change
	Balance	% of Total	Balance	% of Total	Amount	%
	(Dollars in thousands)
Noninterest demand deposits	$2,325,139	36.7%	$2,393,972	36.9%	$(68,833)	(2.9)%
Interest bearing demand deposits	1,977,527	31.3	2,018,032	31.1	(40,505)	(2.0)
Money market accounts	1,062,178	16.8	1,099,539	16.9	(37,361)	(3.4)
Savings accounts	654,577	10.3	651,541	10.0	3,036	0.5
Total non-maturity deposits	6,019,421	95.1	6,163,084	94.9	(143,663)	(2.3)
Certificates of deposit	310,769	4.9	328,416	5.1	(17,647)	(5.4)
Total deposits	$6,330,190	100.0%	$6,491,500	100.0%	$(161,310)	(2.5)%
During the second quarter of 2022, the Company repurchased $0.5 million, or 19,531 shares of its common stock at a weighted average price per share of $24.63, as compared to the repurchase of $2.0 million, or 80,559 shares of its common stock, at a weighted average price per share of $25.17, during the first quarter of 2022. As of June 30, 2022, there were 638,214 shares available for repurchase under the current repurchase plan.
Total stockholders' equity decreased $16.1 million during the second quarter of 2022 due primarily to a decrease in AOCI of $27.6 million following an increase in market interest rates during the quarter, which negatively impacted the fair value of our investment securities available for sale at June 30, 2022. AOCI has no effect on our regulatory capital ratios as the Company opted to exclude it from our common equity tier 1 capital calculations.

The Company and Bank continue to maintain capital levels in excess of the applicable regulatory requirements for them both to be categorized as “well-capitalized”. The following table summarizes capital ratios for the Company at the dates indicated:

	June 30, 2022	March 31, 2022	Change
Stockholders' equity to total assets	11.0%	11.0%	—%
Tangible common equity to tangible assets (1)	7.9	7.9	—
Tangible common equity to tangible assets, excluding AOCI (1)	8.7	8.3	0.4
Common equity Tier 1 capital to risk-weighted assets (2)	13.2	13.4	(0.2)
Tier 1 leverage capital to average quarterly assets (2)	8.9	8.8	0.1
Tier 1 capital to risk-weighted assets (2)	13.6	13.9	(0.3)
Total capital to risk-weighted assets (2)	14.4	14.7	(0.3)
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

Allowance for Credit Losses and Provision for Credit Losses
The following table provides detail on the changes in the allowance for credit losses ("ACL") on loans and the ACL on unfunded commitments ("Unfunded") and the related reversal of provision for credit losses for the periods indicated:

	As of or for the Quarter Ended
	June 30, 2022			March 31, 2022			June 30, 2021
	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total
	(Dollars in thousands)
Balance, beginning of period	$40,333	$1,552	$41,885	$42,361	$2,607	$44,968	$64,225	$3,617	$67,842
Reversal of provision for credit losses	(649)	(555)	(1,204)	(2,522)	(1,055)	(3,577)	(12,821)	(1,166)	(13,987)
Net recovery	12	—	12	494	—	494	158	—	158
Balance, end of period	$39,696	$997	$40,693	$40,333	$1,552	$41,885	$51,562	$2,451	$54,013
The ACL on loans decreased compared to March 31, 2022 due primarily to a reduction of loans individually evaluated for losses and their related ACL. The ACL on Unfunded decreased due primarily to higher utilization rates on commercial and industrial lines of credit.

Credit Quality
Nonperforming assets decreased to 0.14% of total assets at June 30, 2022 compared to 0.22% of total assets at March 31, 2022. Nonperforming assets at both June 30, 2022 and March 31, 2022 consisted only of nonaccrual loans. Changes in nonaccrual loans during the periods indicated were as follows:

	Quarter Ended
	June 30, 2022	March 31, 2022	June 30, 2021
	(In thousands)
Balance, beginning of period	$16,527	$23,754	$52,868
Additions	720	—	401
Net principal payments and transfers to accruing status	(5,964)	(3,804)	(2,093)
Payoffs	(691)	(3,369)	(15,835)
Charge-offs	(117)	(54)	—
Balance, end of period	$10,475	$16,527	$35,341
Nonaccrual loans declined during the second quarter of 2022 due primarily to the transfer of two CRE loan relationships totaling $4.9 million back to accrual status.

Net Interest Income and Net Interest Margin
Net interest income increased $3.1 million, or 6.6%, compared to the first quarter of 2022 due primarily to increases in yields earned on investment securities and interest earning deposits following increases in market interest rates. The increase in yields was offset partially by a decrease in deferred SBA PPP loan fees recognized due to a decrease in the volume of forgiven SBA PPP loans.
Net interest income decreased $4.2 million, or 7.8%, compared to the second quarter of 2021 due primarily to the decrease in deferred SBA PPP loan fees recognized, offset partially by a higher average balance of taxable investment securities and higher yield earned on interest earning deposits.
The following table presents the loan yield and the impact of SBA PPP loans and the incremental accretion on purchased loans on this financial measure for the periods presented below:

	Quarter Ended
	June 30, 2022	March 31, 2022	June 30, 2021
Loan yield (GAAP)	4.30%	4.41%	4.62%
Exclude impact from SBA PPP loans	(0.15)	(0.21)	(0.12)
Exclude impact from incremental accretion on purchased loans	(0.03)	(0.06)	(0.05)
Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans (non-GAAP) (1)	4.12%	4.14%	4.45%
(1) See Non-GAAP Financial Measures section.
The impact to loan yield from recoveries of interest and fees on loans classified as nonaccrual was one basis point during the second quarter of 2022 compared to 11 basis points during the first quarter of 2022 and 18 basis points during the second quarter of 2021.
Net interest margin increased to 3.04% for the second quarter of 2022 as compared to 2.84% for the first quarter of 2022 due primarily to a shift into higher yielding interest earning assets with a lower ratio of lower yielding interest earning deposits to total interest earning assets and secondarily due to higher yields on interest earning assets.
Net interest margin decreased from 3.44% for the second quarter of 2021 due primarily to the change in the mix of total interest earning assets into a higher proportion of lower yielding investment securities and interest earning deposits, resulting mostly from a significant decrease in SBA PPP loan balances.

Noninterest Income
The following table presents the key components of noninterest income and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	June 30, 2022	March 31, 2022	June 30, 2021	Change	% Change	Change	% Change
	(Dollar amounts in thousands)
Service charges and other fees	$2,391	$2,296	$2,067	$95	4.1%	$324	15.7%
Card revenue	2,332	2,441	2,338	(109)	(4.5)	(6)	(0.3)
Gain on sale of loans, net	219	241	1,003	(22)	(9.1)	(784)	(78.2)
Interest rate swap fees	26	279	209	(253)	(90.7)	(183)	(87.6)
Bank owned life insurance income	764	1,695	717	(931)	(54.9)	47	6.6
Gain on sale of other assets, net	—	204	724	(204)	(100.0)	(724)	(100.0)
Other income	1,284	1,382	1,239	(98)	(7.1)	45	3.6
Total noninterest income	$7,016	$8,538	$8,297	$(1,522)	(17.8)%	$(1,281)	(15.4)%
Noninterest income decreased from the first quarter of 2022 due primarily to the recognition of a bank owned life insurance death benefit income of $1.0 million in the prior quarter.
Noninterest income decreased from the same period in 2021 due primarily to reduced gain on sale of loans, net as sales volume of secondary market mortgage loans declined and secondarily due to gain on sale of branches held for sale recognized during the second quarter of 2021.

Noninterest Expense
The following table presents the key components of noninterest expense and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	June 30, 2022	March 31, 2022	June 30, 2021	Change	% Change	Change	% Change
	(Dollar amounts in thousands)
Compensation and employee benefits	$21,778	$21,252	$21,803	$526	2.5%	$(25)	(0.1)%
Occupancy and equipment	4,171	4,331	4,091	(160)	(3.7)	80	2.0
Data processing	4,185	4,061	3,998	124	3.1	187	4.7
Marketing	344	266	567	78	29.3	(223)	(39.3)
Professional services	529	699	1,037	(170)	(24.3)	(508)	(49.0)
State/municipal business and use tax	867	796	991	71	8.9	(124)	(12.5)
Federal deposit insurance premium	425	600	339	(175)	(29.2)	86	25.4
Amortization of intangible assets	704	704	797	—	—	(93)	(11.7)
Other expense	2,704	3,011	2,773	(307)	(10.2)	(69)	(2.5)
Total noninterest expense	$35,707	$35,720	$36,396	$(13)	—%	$(689)	(1.9)%
Noninterest expense decreased slightly from the first quarter of 2022 due primarily to a reduction in several expense categories, offset partially by an increase in compensation and employee benefits related to the addition of commercial and relationship banking teams.
Noninterest expense decreased from the same period in 2021 due primarily to third-party expenses related to PPP loan forgiveness and higher legal costs related to loan collection efforts included in professional services expense for the second quarter of 2021.

Income Tax Expense
The following table presents the income tax expense and related metrics and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	June 30, 2022	March 31, 2022	June 30, 2021	Change	% Change	Change	% Change

	(Dollar amounts in thousands)
Income before income taxes	$22,561	$23,339	$40,153	$(778)	(3.3)%	$(17,592)	(43.8)%
Income tax expense	$3,977	$3,582	$7,451	$395	11.0%	$(3,474)	(46.6)%
Effective income tax rate	17.6%	15.3%	18.6%	2.3%	15.0%	(1.0)%	(5.4)%
Income tax expense increased compared to the first quarter of 2022 due primarily to a higher effective income tax rate during the second quarter of 2022 following an increase in estimated annual pre-tax income for the year ended 2022, which decreased the impact of favorable permanent tax items such as tax-exempt investments, investments in bank owned life insurance and low-income housing tax credits.
Income tax expense decreased compared to the same period in 2021 primarily reflecting the change in income before income taxes earned between the periods.

Dividend
On July 20, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.21 per share. The dividend is payable on August 17, 2022 to shareholders of record as of the close of business on August 3, 2022.

Earnings Conference Call
The Company will hold a telephone conference call to discuss this earnings release on Thursday, July 21, 2022 at 11:00 a.m. Pacific time. To access the call, please dial (844) 200-6205 -- access code 476131 a few minutes prior to 11:00 a.m. Pacific time. The call will be available for replay through July 28, 2022 by dialing (866) 813-9403 -- access code 467910.

About Heritage Financial
Heritage Financial Corporation is an Olympia-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branch network of 49 banking offices in Washington and Oregon. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island. Heritage’s stock is traded on the NASDAQ Global Select Market under the symbol “HFWA”. More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.

Contact
Jeffrey J. Deuel, President and Chief Executive Officer, (360) 943-1500
Donald J. Hinson, Executive Vice President and Chief Financial Officer, (360) 943-1500

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, include but are not limited to, the following: the U.S. and global economies, and consumer and corporate customers, including economic activity, employment levels, and labor shortages including the effects of inflation, a potential recession or slowed economic growth caused by increasing political instability from acts of war including Russia’s invasion of Ukraine, as well as increasing oil prices and supply chain disruptions and market liquidity; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes, including as a result of the COVID-19 pandemic or the possibility of a new COVID-19 variant; and other factors described in Heritage's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission-which are available on our website at www.heritagebanknw.com and on the SEC's website at www.sec.gov. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to the Company and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2022 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating and stock price performance.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollar amounts in thousands, except shares)

	June 30, 2022	March 31, 2022	December 31, 2021
Assets
Cash on hand and in banks	$93,675	$87,907	$61,377
Interest earning deposits	900,380	1,488,815	1,661,915
Cash and cash equivalents	994,055	1,576,722	1,723,292
Investment securities available for sale, at fair value (amortized cost of $1,267,715, $1,085,016 and $883,832, respectively)	1,187,588	1,039,924	894,335
Investment securities held to maturity, at amortized cost (fair value of $559,312, $384,822 and $376,331, respectively)	615,653	422,213	383,393
Total investment securities	1,803,241	1,462,137	1,277,728
Loans held for sale	1,311	1,142	1,476
Loans receivable	3,874,064	3,821,178	3,815,662
Allowance for credit losses on loans	(39,696)	(40,333)	(42,361)
Loans receivable, net	3,834,368	3,780,845	3,773,301
Other real estate owned	—	—	—
Premises and equipment, net	77,164	78,737	79,370
Federal Home Loan Bank stock, at cost	8,916	8,916	7,933
Bank owned life insurance	120,646	119,929	120,196
Accrued interest receivable	15,908	14,582	14,657
Prepaid expenses and other assets	211,350	190,592	183,543
Other intangible assets, net	8,569	9,273	9,977
Goodwill	240,939	240,939	240,939
Total assets	$7,316,467	$7,483,814	$7,432,412

Liabilities and Stockholders' Equity
Deposits	$6,330,190	$6,491,500	$6,394,290
Junior subordinated debentures	21,326	21,253	21,180
Securities sold under agreement to repurchase	41,827	49,069	50,839
Accrued expenses and other liabilities	117,758	100,543	111,671
Total liabilities	6,511,101	6,662,365	6,577,980

Common stock	550,417	550,096	551,798
Retained earnings	316,732	305,581	293,238
Accumulated other comprehensive (loss) income, net	(61,783)	(34,228)	9,396
Total stockholders' equity	805,366	821,449	854,432
Total liabilities and stockholders' equity	$7,316,467	$7,483,814	$7,432,412

Shares outstanding	35,103,929	35,102,372	35,105,779

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Quarter Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Interest Income
Interest and fees on loans	$40,890	$41,025	$50,750	$81,915	$100,274
Taxable interest on investment securities	7,607	6,003	4,050	13,610	7,584
Nontaxable interest on investment securities	893	860	947	1,753	1,905
Interest on interest earning deposits	2,342	706	263	3,048	438
Total interest income	51,732	48,594	56,010	100,326	110,201
Interest Expense
Deposits	1,413	1,424	1,524	2,837	3,252
Junior subordinated debentures	239	194	186	433	373
Other borrowings	32	32	35	64	73
Total interest expense	1,684	1,650	1,745	3,334	3,698
Net interest income	50,048	46,944	54,265	96,992	106,503
Reversal of provision for credit losses	(1,204)	(3,577)	(13,987)	(4,781)	(21,186)
Net interest income after reversal of provision for credit losses	51,252	50,521	68,252	101,773	127,689
Noninterest Income
Service charges and other fees	2,391	2,296	2,067	4,687	3,959
Card revenue	2,332	2,441	2,338	4,773	4,435
Gain on sale of investment securities, net	—	—	—	—	29
Gain on sale of loans, net	219	241	1,003	460	2,373
Interest rate swap fees	26	279	209	305	361
Bank owned life insurance income	764	1,695	717	2,459	1,373
Gain on sale of other assets, net	—	204	724	204	746
Other income	1,284	1,382	1,239	2,666	3,272
Total noninterest income	7,016	8,538	8,297	15,554	16,548
Noninterest Expense
Compensation and employee benefits	21,778	21,252	21,803	43,030	44,004
Occupancy and equipment	4,171	4,331	4,091	8,502	8,545
Data processing	4,185	4,061	3,998	8,246	7,810
Marketing	344	266	567	610	1,080
Professional services	529	699	1,037	1,228	2,307
State/municipal business and use taxes	867	796	991	1,663	1,963
Federal deposit insurance premium	425	600	339	1,025	928
Amortization of intangible assets	704	704	797	1,408	1,594
Other expense	2,704	3,011	2,773	5,715	5,407
Total noninterest expense	35,707	35,720	36,396	71,427	73,638
Income before income taxes	22,561	23,339	40,153	45,900	70,599
Income tax expense	3,977	3,582	7,451	7,559	12,553
Net income	$18,584	$19,757	$32,702	$38,341	$58,046

Basic earnings per share	$0.53	$0.56	$0.91	$1.09	$1.61
Diluted earnings per share	$0.52	$0.56	$0.90	$1.08	$1.60
Dividends declared per share	$0.21	$0.21	$0.20	$0.42	$0.40
Average shares outstanding - basic	35,110,334	35,094,725	35,994,740	35,102,572	35,961,032
Average shares outstanding - diluted	35,409,524	35,412,098	36,289,464	35,412,722	36,268,861

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)
Nonperforming Assets and Credit Quality Metrics:

	Quarter Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Allowance for Credit Losses on Loans:
Balance, beginning of period	$40,333	$42,361	$64,225	$42,361	$70,185
Reversal of provision for credit losses on loans	(649)	(2,522)	(12,821)	(3,171)	(18,956)
Charge-offs:
Commercial business	(117)	(199)	(13)	(316)	(14)
Residential real estate	—	(30)	—	(30)	—
Real estate construction and land development	—	—	—	—	(1)
Consumer	(132)	(126)	(120)	(258)	(305)
Total charge-offs	(249)	(355)	(133)	(604)	(320)
Recoveries:
Commercial business	149	272	143	421	350
Residential real estate	—	3	—	3	—
Real estate construction and land development	59	8	4	67	20
Consumer	53	566	144	619	283
Total recoveries	261	849	291	1,110	653
Net recoveries (charge-offs)	12	494	158	506	333
Balance, end of period	$39,696	$40,333	$51,562	$39,696	$51,562
Net (recoveries) charge-offs on loans to average loans, annualized	—%	(0.05)%	(0.01)%	(0.03)%	(0.02)%

	June 30, 2022	March 31, 2022	December 31, 2021
Nonperforming Assets:
Nonaccrual loans:
Commercial business	$10,475	$15,956	$23,107
Residential real estate	—	—	47
Real estate construction and land development	—	571	571
Consumer	—	—	29
Total nonaccrual loans	10,475	16,527	23,754
Other real estate owned	—	—	—
Nonperforming assets	$10,475	$16,527	$23,754

Restructured performing loans	$63,694	$62,627	$59,110
Accruing loans past due 90 days or more	2,036	1,318	293
ACL on loans to:
Loans receivable	1.02%	1.06%	1.11%
Loans receivable, excluding SBA PPP loans (1)	1.03%	1.07%	1.15%
Nonaccrual loans	378.96%	244.04%	178.33%
Nonperforming loans to loans receivable	0.27%	0.43%	0.62%
Nonperforming assets to total assets	0.14%	0.22%	0.32%
(1) See Non-GAAP Financial Measures section herein.

Average Balances, Yields, and Rates Paid:

	Quarter Ended
	June 30, 2022			March 31, 2022			June 30, 2021
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable, net (2)(3)	$3,812,045	$40,890	4.30%	$3,773,325	$41,025	4.41%	$4,402,868	$50,750	4.62%
Taxable securities	1,450,328	7,607	2.10	1,271,557	6,003	1.91	799,023	4,050	2.03
Nontaxable securities (3)	137,429	893	2.61	146,409	860	2.38	160,489	947	2.37
Interest earning deposits	1,213,156	2,342	0.77	1,503,287	706	0.19	964,791	263	0.11
Total interest earning assets	6,612,958	51,732	3.14%	6,694,578	48,594	2.94%	6,327,171	56,010	3.55%
Noninterest earning assets	772,658			740,209			752,034
Total assets	$7,385,616			$7,434,787			7,079,205
Interest Bearing Liabilities:
Certificates of deposit	$321,926	$324	0.40%	$336,353	$338	0.41%	$381,417	$481	0.51%
Savings accounts	652,407	88	0.05	646,684	87	0.05	591,616	89	0.06
Interest bearing demand and money market accounts	3,067,373	1,001	0.13	3,066,320	999	0.13	2,836,717	954	0.13
Total interest bearing deposits	4,041,706	1,413	0.14	4,049,357	1,424	0.14	3,809,750	1,524	0.16
Junior subordinated debentures	21,287	239	4.50	21,214	194	3.71	20,986	186	3.55
Securities sold under agreement to repurchase	48,272	32	0.27	50,017	32	0.26	43,259	35	0.32
Total interest bearing liabilities	4,111,265	1,684	0.16%	4,120,588	1,650	0.16%	3,873,995	1,745	0.18%
Noninterest demand deposits	2,349,746			2,359,451			2,261,373
Other noninterest bearing liabilities	113,644			108,663			108,076
Stockholders’ equity	810,961			846,085			835,761
Total liabilities and stockholders’ equity	$7,385,616			$7,434,787			$7,079,205
Net interest income and spread		$50,048	2.98%		$46,944	2.78%		$54,265	3.37%
Net interest margin			3.04%			2.84%			3.44%
(1)Annualized; average balances are calculated using daily balances.
(2)Average loans receivable, net includes loans held for sale and loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable, net includes the amortization of net deferred loan fees of $2.4 million, $3.5 million and $8.2 million for the second quarter of 2022, first quarter of 2022 and second quarter of 2021, respectively.
(3)Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

	Six Months Ended
	June 30, 2022			June 30, 2021
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable, net (2) (3)	$3,792,792	$81,915	4.36%	$4,446,442	$100,274	4.55%
Taxable securities	1,361,437	13,610	2.02	736,990	7,584	2.08
Nontaxable securities (3)	141,894	1,753	2.49	162,192	1,905	2.37
Interest earning deposits	1,357,420	3,048	0.45	840,030	438	0.11
Total interest earning assets	6,653,543	100,326	3.04%	6,185,654	110,201	3.59%
Noninterest earning assets	756,523			754,533
Total assets	$7,410,066			$6,940,187
Interest Bearing Liabilities:
Certificates of deposit	$329,100	$662	0.41%	$387,310	$1,040	0.54%
Savings accounts	649,562	175	0.05	575,942	184	0.06
Interest bearing demand and money market accounts	3,066,849	2,000	0.13	2,784,714	2,028	0.15
Total interest bearing deposits	4,045,511	2,837	0.14	3,747,966	3,252	0.17
Junior subordinated debentures	21,250	433	4.11	20,950	373	3.59
Securities sold under agreement to repurchase	49,140	64	0.26	41,676	73	0.35
Total interest bearing liabilities	4,115,901	3,334	0.16%	3,810,592	3,698	0.20%
Noninterest demand deposits	2,354,571			2,183,638
Other noninterest bearing liabilities	111,167			114,542
Stockholders’ equity	828,427			831,415
Total liabilities and stockholders’ equity	$7,410,066			$6,940,187
Net interest income and spread		$96,992	2.88%		$106,503	3.39%
Net interest margin			2.94%			3.47%
(1)Average balances are calculated using daily balances.
(2)Average loan receivable, net includes loans held for sale and loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable, net includes the amortization of net deferred loan fees of $5.8 million and $15.4 million for the six months ended June 30, 2022 and 2021, respectively.
(3)Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Quarter Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Earnings:
Net interest income	$50,048	$46,944	$47,908	$51,378	$54,265
Reversal of provision for credit losses	(1,204)	(3,577)	(5,037)	(3,149)	(13,987)
Noninterest income	7,016	8,538	9,839	8,228	8,297
Noninterest expense	35,707	35,720	38,465	37,166	36,396
Net income	18,584	19,757	19,397	20,592	32,702
Pre-tax, pre-provision net income (3)	21,357	19,762	19,282	22,440	26,166
Basic earnings per share	$0.53	$0.56	$0.56	$0.58	$0.91
Diluted earnings per share	$0.52	$0.56	$0.55	$0.58	$0.90
Average Balances:
Loans receivable, net (1)	$3,812,045	$3,773,325	$3,836,029	$4,005,585	$4,402,868
Total investment securities	1,587,757	1,417,966	1,170,315	1,051,281	959,512
Total interest earning assets	6,612,958	6,694,578	6,671,984	6,474,527	6,327,171
Total assets	7,385,616	7,434,787	7,403,597	7,214,960	7,079,205
Total interest bearing deposits	4,041,706	4,049,357	3,977,721	3,856,663	3,809,750
Total noninterest demand deposits	2,349,746	2,359,451	2,396,452	2,313,145	2,261,373
Stockholders' equity	810,961	846,085	849,383	855,708	835,761
Financial Ratios:
Return on average assets (2)	1.01%	1.08%	1.04%	1.13%	1.85%
Pre-tax, pre-provision return on average assets (2)(3)	1.16	1.08	1.03	1.23	1.48
Return on average common equity (2)	9.19	9.47	9.06	9.55	15.69
Return on average tangible common equity (2) (3)	13.68	13.83	13.27	13.93	22.94
Efficiency ratio	62.57	64.38	66.61	62.35	58.18
Noninterest expense to average total assets (2)	1.94	1.95	2.06	2.04	2.06
Net interest spread (2)	2.98	2.78	2.79	3.08	3.37
Net interest margin (2)	3.04	2.84	2.85	3.15	3.44
(1) Average loan receivable, net includes loans held for sale.
(2) Annualized.
(3) See Non-GAAP Financial Measures section herein.

	As of or for the Quarter Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Select Balance Sheet:
Total assets	$7,316,467	$7,483,814	$7,432,412	$7,259,038	$7,105,672
Loans receivable, net	3,834,368	3,780,845	3,773,301	3,905,567	4,155,968
Total investment securities	1,803,241	1,462,137	1,277,728	1,072,600	1,049,524
Deposits	6,330,190	6,491,500	6,394,290	6,229,017	6,074,385
Noninterest demand deposits	2,325,139	2,393,972	2,343,909	2,312,707	2,269,020
Stockholders' equity	805,366	821,449	854,432	848,404	855,984
Financial Measures:
Book value per share	$22.94	$23.40	$24.34	$24.13	$23.77
Tangible book value per share (1)	15.83	16.27	17.19	16.97	16.76
Tangible book value per share, excluding AOCI (1)	17.59	17.25	16.92	16.55	16.32
Stockholders' equity to total assets	11.0%	11.0%	11.5%	11.7%	12.0%
Tangible common equity to tangible assets (1)	7.9	7.9	8.4	8.5	8.8
Tangible common equity to tangible assets, excluding AOCI (1)	8.7	8.3	8.3	8.3	8.6
Loans to deposits ratio	61.2	58.9	59.7	63.5	69.3
Regulatory Capital Ratios:
Common equity Tier 1 capital to risk-weighted assets(2)	13.2%	13.4%	13.5%	13.3%	13.6%
Tier 1 leverage capital to average assets(2)	8.9%	8.8%	8.7%	8.8%	9.1%
Tier 1 capital to risk-weighted assets(2)	13.6%	13.9%	13.9%	13.8%	14.0%
Total capital to risk-weighted assets(2)	14.4%	14.7%	14.8%	14.8%	15.1%
Credit Quality Metrics:
ACL on loans to:
Loans receivable	1.02%	1.06%	1.11%	1.22%	1.23%
Loans receivable, excluding SBA PPP loans (1)	1.03	1.07	1.15	1.31	1.41
Nonperforming loans	378.96	244.04	178.33	186.60	145.90
Nonperforming loans to loans receivable	0.27	0.43	0.62	0.65	0.84
Nonperforming assets to total assets	0.14	0.22	0.32	0.36	0.50
Net (recoveries) charge-offs on loans to average loans receivable	—	(0.05)	0.05	0.04	(0.01)
Criticized Loans by Credit Quality Rating:
Special mention	$72,062	$63,269	$71,020	$90,554	$100,317
Substandard	94,419	111,300	112,450	126,694	135,374
Other Metrics:
Number of banking offices	49	49	49	53	53
Average number of full-time equivalent employees	765	751	782	813	822
Deposits per branch	$129,188	$132,480	$130,496	$117,529	$114,611
Average assets per full-time equivalent employee	9,654	9,900	9,468	8,874	8,612
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollar amounts in thousands, except per share amounts)
This earnings release contains certain financial measures not presented in accordance with Generally Accepted Accounting Principles ("GAAP") in addition to financial measures presented in accordance with GAAP. The Company has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital, performance and asset quality reflected in the current quarter and comparable period results and to facilitate comparison of its performance with the performance of its peers. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial measures presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the GAAP and non-GAAP financial measures are presented below.
The Company considers the tangible common equity to tangible assets ratio and tangible book value per share to be useful measurements of the adequacy of the Company’s capital levels. Additionally, recent changes in market interest rates introduced significant volatility in the unrealized gain or loss of investment securities available for sale ("UGL") and the related AOCI. Management excluded UGL and AOCI from tangible assets and tangible common equity, respectively, to improve comparability of capital levels as UGL and AOCI are excluded from the calculation of regulatory capital ratios.

	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share:
Total stockholders' equity (GAAP)	$805,366	$821,449	$854,432	$848,404	$855,984
Exclude intangible assets	(249,508)	(250,212)	(250,916)	(251,675)	(252,433)
Tangible common equity (non-GAAP)	$555,858	$571,237	$603,516	$596,729	$603,551
Exclude AOCI	61,783	34,228	(9,396)	(14,734)	(16,061)
Tangible common equity, excluding AOCI (non-GAAP)	$617,641	$605,465	$594,120	$581,995	$587,490

Total assets (GAAP)	$7,316,467	$7,483,814	$7,432,412	$7,259,038	$7,105,672
Exclude intangible assets	(249,508)	(250,212)	(250,916)	(251,675)	(252,433)
Tangible assets (non-GAAP)	$7,066,959	$7,233,602	$7,181,496	$7,007,363	$6,853,239
Exclude UGL, net of tax	61,783	34,228	(9,396)	(14,734)	(16,061)
Tangible assets, excluding UGL, net of tax (non-GAAP)	$7,128,742	$7,267,830	$7,172,100	$6,992,629	$6,837,178

Stockholders' equity to total assets (GAAP)	11.0%	11.0%	11.5%	11.7%	12.0%
Tangible common equity to tangible assets (non-GAAP)	7.9%	7.9%	8.4%	8.5%	8.8%
Tangible common equity to tangible assets, excluding AOCI (non-GAAP)	8.7%	8.3%	8.3%	8.3%	8.6%

Shares outstanding	35,103,929	35,102,372	35,105,779	35,166,599	36,006,560

Book value per share (GAAP)	$22.94	$23.40	$24.34	$24.13	$23.77
Tangible book value per share (non-GAAP)	$15.83	$16.27	$17.19	$16.97	$16.76
Tangible book value per share, excluding AOCI (non-GAAP)	$17.59	$17.25	$16.92	$16.55	$16.32

The Company considers presenting the ratio of ACL on loans to loans receivable, excluding SBA PPP loans, to be a useful measurement in evaluating the adequacy of the Company's ACL on loans as the balance of SBA PPP loans was significant to the loan portfolio; however, since SBA PPP loans are guaranteed by the SBA, the Company has not provided an ACL on loans for these loans.

	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
ACL on Loans to Loans Receivable, excluding SBA PPP Loans:
Allowance for credit losses on loans	$39,696	$40,333	$42,361	$48,317	$51,562

Loans receivable (GAAP)	$3,874,064	$3,821,178	$3,815,662	$3,953,884	$4,207,530
Exclude SBA PPP loans	(11,334)	(64,962)	(145,840)	(266,896)	(544,250)
Loans receivable, excluding SBA PPP loans (non-GAAP)	$3,862,730	$3,756,216	$3,669,822	$3,686,988	$3,663,280

ACL on loans to loans receivable (GAAP)	1.02%	1.06%	1.11%	1.22%	1.23%
ACL on loans to loans receivable, excluding SBA PPP loans (non-GAAP)	1.03%	1.07%	1.15%	1.31%	1.41%

The Company considers the return on average tangible common equity ratio to be a useful measurement of the Company’s ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the Company's ongoing business operations can be evaluated.

	Quarter Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Return on Average Tangible Common Equity, annualized:
Net income (GAAP)	$18,584	$19,757	$19,397	$20,592	$32,702
Add amortization of intangible assets	704	704	759	758	797
Exclude tax effect of adjustment	(148)	(148)	(159)	(159)	(167)
Tangible net income (non-GAAP)	$19,140	$20,313	$19,997	$21,191	$33,332

Average stockholders' equity (GAAP)	$810,961	$846,085	$849,383	$855,708	$835,761
Exclude average intangible assets	(249,890)	(250,593)	(251,331)	(252,159)	(252,955)
Average tangible common stockholders' equity (non-GAAP)	$561,071	$595,492	$598,052	$603,549	$582,806

Return on average common equity, annualized (GAAP)	9.19%	9.47%	9.06%	9.55%	15.69%
Return on average tangible common equity, annualized (non-GAAP)	13.68%	13.83%	13.27%	13.93%	22.94%

The Company believes that presenting pre-tax pre-provision income, which reflects its profitability before income taxes and provision for credit losses, and the pre-tax, pre-provision return on average assets, are useful measurements in assessing its operating income and expenses by removing the volatility that may be associated with credit loss provisions. The Company also believes that during a crisis such as the COVID-19 pandemic, this information is useful as the impact of the pandemic on credit loss provisions of various institutions has varied based on the geography of the communities served by a particular institution and the decision to adopt or defer the current expected credit losses ("CECL") methodology required by Accounting Standards Update 2016-13.

	Quarter Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Pre-tax, Pre-provision Income and Pre-tax, Pre-provision Return on Average Assets, annualized:
Net income (GAAP)	$18,584	$19,757	$19,397	$20,592	$32,702
Add income tax expense	3,977	3,582	4,922	4,997	7,451
Add reversal of provision for credit losses	(1,204)	(3,577)	(5,037)	(3,149)	(13,987)
Pre-tax, pre-provision income (non-GAAP)	$21,357	$19,762	$19,282	$22,440	$26,166

Average total assets (GAAP)	$7,385,616	$7,434,787	$7,403,597	$7,214,960	$7,079,205

Return on average assets, annualized (GAAP)	1.01%	1.08%	1.04%	1.13%	1.85%
Pre-tax, pre-provision return on average assets (non-GAAP)	1.16%	1.08%	1.03%	1.23%	1.48%
The Company believes presenting loan yield excluding the effect of discount accretion on purchased loans is useful in assessing the impact of acquisition accounting on loan yield as the effect of loan discount accretion is expected to decrease as the acquired loans mature or roll off its balance sheet. Incremental accretion on purchased loans represents the amount of interest income recorded on purchased loans in excess of the contractual stated interest rate in the individual loan notes due to incremental accretion of purchased discount or premium. Purchased discount or premium is the difference between the contractual loan balance and the fair value of acquired loans at the acquisition date, or as modified by the adoption of CECL. The purchased discount is accreted into income over the remaining life of the loan. The impact of incremental accretion on loan yield will change during any period based on the volume of prepayments, but it is expected to decrease over time as the balance of the purchased loans decreases.
Similarly, presenting loan yield excluding the effect of SBA PPP loans is useful in assessing the impact of these special program loans that have substantially decreased within a short time frame.

	Quarter Ended
	June 30, 2022	March 31, 2022	June 30, 2021
Loan Yield, excluding SBA PPP Loans and Incremental Accretion on Purchased Loans, annualized:
Interest and fees on loans (GAAP)	$40,890	$41,025	$50,750
Exclude interest and fees on SBA PPP loans	(1,782)	(3,081)	(10,003)
Exclude incremental accretion on purchased loans	(270)	(584)	(495)
Adjusted interest and fees on loans (non-GAAP)	$38,838	$37,360	$40,252

Average loans receivable, net (GAAP)	$3,812,045	$3,773,325	$4,402,868
Exclude average SBA PPP loans	(34,090)	(109,594)	(777,156)
Adjusted average loans receivable, net (non-GAAP)	$3,777,955	$3,663,731	$3,625,712

Loan yield, annualized (GAAP)	4.30%	4.41%	4.62%
Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans, annualized (non-GAAP)	4.12%	4.14%	4.45%